SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 3, 2012
(Date of Earliest Event Reported)

DELTA SEABOARD INTERNATIONAL, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-50912	88-0225318
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2012, Delta Seaboard International, Inc. (“Delta," the “Company” or the "Registrant") entered into an Asset Purchase Agreement (the "Agreement") by and among Delta Seaboard, LLC (the "Purchaser"), a Texas limited liability company that is owned and controlled by Robert W. Derrick, Jr. and Ronald D. Burleigh, Delta's president and director and vice-president and director, respectively, Delta Seaboard Well Service, Inc. ("DSWSI"), a Texas corporation and a wholly-owned subsidiary of Delta, and American International Industries, Inc. ("American"), the corporate parent and owner of approximately 46.4% of Delta's outstanding common stock.

The Agreement provided, among other things, that: (i) Delta sell, transfer and assign the assets of DSWSI to the Purchaser; (ii) Messrs. Derrick and Burleigh resign as executive officers and as members of Delta’s board of directors; and (iii) Messrs. Derrick and Burleigh transfer and assign all of their 31,925,832 Delta shares, representing approximately 45% of Delta's outstanding common stock and valued at $1,075,000, to American. In consideration for the sale, transfer and assignment of the DSWSI assets to Purchaser, Purchaser paid $1,600,000 in cash at the closing and executed a 5 year note bearing interest at 5% per annum in the face amount of $1,400,000 (the "Note"). The Note is personally guaranteed by Messrs. Derrick and Burleigh and is secured by the 3.2 acre parcel on which the business of DSWSI is located (the "DSWSI Property"). Notwithstanding its 5 year term, the Note expressly provides that the principal and interest shall be prepaid in full upon the sale of the DSWSI Property, which is presently listed for sale.

The Agreement was approved by the Joint Written Consent of the Board of Directors and Majority Stockholders of the Registrant. The Board of Directors' rationale for its determination to approve the transaction included, among other things, the positive impact upon the Registrant's cash position, the ability to utilize a portion of the cash to further the common stock buy-back program of American and, because of Delta's continuing losses from operations to permit Delta to explore new business opportunities.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the Company’s discussion in Item 1.01 above and to exhibits attached to this Current Report. At December 31, 2011, the Registrant had total assets of approximately $5,285,000 and total liabilities of approximately $3,929,000.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On April 3, 2012, in connection with the execution and delivery of the Agreement, Robert W. Derrick, Jr. and Ronald D. Burleigh submitted and the Registrant's Board of Directors accepted the resignations of Messrs. Derrick and Burleigh as executive officers and directors of the Company. There were no disagreements with the Company's operations, policies or practices.

Item 5.06 Change in Shell Company Status.

In connection with the Registrant's sale of assets pursuant to the Agreement, the Registrant has ceased to be an operating company and has become a non-operating shell company.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated April 3, 2012, between Registrant, Delta Seaboard, LLC, its principals, Delta Seaboard Well Service, Inc. and American International Industries, Inc., filed herewith.
17.1	Letter of Resignation of Robert W. Derrick, Jr., dated April 3, 2012, filed herewith.
17.2	Letter of Resignation of Ronald D. Burleigh, dated April 3, 2012, filed herewith.
99.1	Delta Seaboard International, Inc., Consolidated Balance Sheets, filed herewith.
99.2	Delta Seaboard International, Inc., Consolidated Statements of Changes in Shareholder's Equity (Deficit), filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By /s/ Daniel Dror

Daniel Dror
Chief Executive Officer and Chairman
April 17, 2012

By /s/ Sherry L. McKinzey

Sherry L. McKinzey
Director, Chief Financial Officer, and Vice-President
April 17, 2012